Exhibit 10.4

             THE READER'S DIGEST ASSOCIATION, INC.



                  DEFERRED COMPENSATION PLAN
        (Amendment and Restatement as of July 8, 1994)




                           ARTICLE I
                            Purpose

          The purpose of the Deferred Compensation Plan (the "Plan") of The Reader's Digest Association, Inc. (the "Company") is to offer eligible senior officers and other key employees of the Company and its Designated Subsidiaries (defined below), the opportunity to defer receipt of various incentive payments they may become entitled to, under terms advantageous to both such executives and the Company, for the periods provided in the Plan.


                          ARTICLE II
                          Definitions

          For purposes of this Plan, the following terms shall have the following meanings:

          2.1  "Account" shall have the meaning specified in
Section 4.1.

          2.2 "Award" shall mean any payment to which a Participant may become entitled under the Company's existing Management Incentive Compensation Plan or (to the extent provided by the Committee) the Performance Share Plan, and any payment which may be deferred under the terms of an award made under the Company's Key Employee Long Term Incentive Plan, in each case as such plans may be modified from time to time.

          2.3 "Beneficiary" shall mean the person or persons designated from time to time in writing delivered to the Committee by a Participant to receive payments under this Plan after the death of such Participant or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, the Participant's estate or legal representative.

          2.4  "Committee" shall have the meaning specified in
Section 6.1.

          2.5 "Deferred Amount" shall mean at any time the sum of all of a Participant's Deferred Compensation plus all Increments credited as of such date to the Account of such Participant, as provided herein.

          2.6 "Deferred Compensation" shall mean that portion of each Award to which a Participant is entitled, the payment of which he has elected to defer under this Plan.

          2.7 "Designated Deferral Period" shall have the meaning specified in Section 3.1.

          2.8 "Designated Pay-Out Schedule" shall have the meaning specified in Section 3.1.

          2.9 "Designated Percentage" shall have the meaning specified in Section 3.1.

          2.10 "Designated Subsidiary" shall mean such subsidiaries of the Company, 80 percent or more of the voting capital stock of which is owned, directly or indirectly by the Company, which are designated from time to time by the Senior Vice President, Human Resources of the Company, with the approval of the Chief Executive Officer of the Company.

          2.11 "Election Date" shall have the meaning specified in Section 3.2.

          2.12 "Eligible Employee" shall mean any employee of the Company or a Designated Subsidiary who is a senior officer or other key employee and who is designated by the Committee or by the Senior Vice President, Human Resources of the Company, with the approval of the Chief Executive Officer of the Company.

          2.13 "Increments" shall have the meaning specified in
Section 4.2.

          2.14 "Measuring Year" shall have the meaning specified in Section 3.2.

          2.15 "Participant" shall mean any employee of the Company or a Designated Subsidiary who is an Eligible Employee on any date which is an Election Date for any Award which, if thereafter made or earned, will be made or earned in respect of the Company's fiscal year following the fiscal year in which the Election Date occurs or such other period as the Committee may designate.

          2.16 "Plan Interest Rate" shall have the meaning specified in Section 4.3.


                          ARTICLE III
                      Deferral of Awards

          3.1 Election. Each Participant may elect to have the payment of a Designated Percentage of each Award for which he is eligible deferred pursuant to this Plan for a Designated Deferral Period with a Designated Pay-Out Schedule. A "Designated Percentage" shall mean the percentage, not less than 20% nor more than 100%, selected by the Participant for a particular Award. A "Designated Deferral Period" shall mean one of the following periods following the date the Deferred Compensation would otherwise have been payable, as selected by the Participant for a particular Award: (i) until January 1 of a designated year not later than the Participant's attainment of age 50, or (ii) until January 1 following the Participant's retirement or other termination of employment with the Company and its Designated Subsidiaries for any reason. For the purposes of this Section, it shall not be considered a termination of employment when a Participant is granted a military or personal leave of absence by the Company or when a Participant is transferred from the Company or a Designated Subsidiary to another Designated Subsidiary or to the Company or to any affiliate as defined in Section 414 of the Internal Revenue Code of 1986, as amended. A "Designated Pay-Out Schedule" shall mean one of the following, as selected by the Participant for a particular Award: (i) a lump-sum pay-out in the January following the end of the Designated Deferral Period; or (ii) a pay-out in annual installments of from one to ten years in the January of each such year following the end of the Designated Deferral Period in accordance with the following method with respect to each Award:

          INSTALLMENT METHOD WITH RESPECT TO AN AWARD

          For a multi-year installment election where x is the number of years in the Designated
          Deferral Period:

          1st payment is 1/x times the Deferred
          Amount then credited to such Participant's
          Account with respect to such Award,

          2nd payment is 1/(x-1) times the Deferred
          Amount then credited to such Participant's
          Account with respect to such Award,

          3rd payment is 1/(x-2) times the Deferred
          Amount then credited to such Participant's
          Account with respect to such Award,

          And so on, decreasing the denominator of the fraction by one for each year until the final year for which the payment is the balance of the Deferred Amount then credited to such Participant's Account with respect to such Award;

or (iii) such other Pay-Out Schedule to which the Committee may, at its option, agree prior to the Election Date for all such Participants so electing. A numerical example of a Pay-Out Schedule over five years is attached as Exhibit A. A separate election shall be made for each Award and shall be delivered to the Senior Vice President, Human Resources of the Company on or before the Election Date for such Award in accordance with Section 3.2.

          3.2  Deferral Election.  An election under Section
3.1 shall be in writing on a form delivered to the Eligible Employee by the Company on or before the Election Date. The "Election Date" for an Award shall be (i) the June 30 prior to the fiscal year of the Company in respect of which such Award is earned (the "Measuring Year") even if the Award would ordinarily be payable in the fiscal year following the Measuring Year; (ii) in the event that an Award is based upon a period that extends for three fiscal years, no later than the June 30 of the first fiscal year applicable to such Award; or
(iii) such other date as the Committee may designate; provided, however, that in the case of an employee who becomes an Eligible Employee for the first time, the "Election Date" shall be 30 days after such employee receives notice that he has become an Eligible Employee for an Award earned or made following such Election Date. Each written election shall specify which Designated Percentage of the Award covered by the election the Participant desires to have deferred and which Designated Deferral Period and Designated Pay-Out Schedule will apply. An election, once made, shall be irrevocable.


                          ARTICLE IV
                 Treatment of Deferred Amounts

          4.1 Memorandum Account. The Company shall establish on its books a memorandum account (the "Account") for each Participant who has Deferred Compensation under this Plan. Immediately following the date on which any Deferred Compensation would otherwise be payable to a Participant as part of an Award, the amount of such Deferred Compensation shall be credited to such Participant's Account.

           4.2 Increments. On the last day of each calendar quarter, interest shall be credited to each Participant's Account (an "Increment"), computed separately for each Account, on the balance (if any) of such Account as of such date, exclusive of interest previously credited during such fiscal year, at the Plan Interest Rate. Interest shall be compounded annually as of each September 30.

           4.3 Plan Interest Rate. The "Plan Interest Rate" shall be designated either by the Committee or by the Senior Vice President, Human Resources of the Company, with the approval of the Chief Financial Officer of the Company, as of the last day of each calendar quarter. Such interest rates may be designated on any reasonable basis and such designations made in good faith shall be final.

           4.4 Assets. No assets shall be segregated or earmarked in respect of any Deferred Amount and no Participant shall have any right to assign, transfer, pledge or hypothecate his interest, or any portion thereof, in his Account. The Plan and the crediting of Accounts hereunder shall not constitute a trust and shall be merely for the purpose of recording an unsecured contractual obligation.

          4.5 Reports. Until the entire Deferred Amount in an Account shall have been paid in full, the Company will furnish to each Participant a report, at least annually, setting forth transactions in such Account and the status of his Account.


                           ARTICLE V
                  Payment of Deferred Amounts

          5.1  Form of Payment.  All payments of Deferred
Amounts under this Plan shall be made in cash.

          5.2 Payment of Deferred Amount. The Deferred Amount credited to each Participant's Account with respect to any Award (including all Increments attributable to such Award) shall be payable to such Participant, in accordance with the Designated Pay-Out Schedule, commencing the January immediately following the end of the Designated Deferral Period elected with respect to such Award. If a Participant dies or if the employment of a Participant is otherwise terminated (within the meaning of Section 3.1) prior to payment of all or any portion of the Deferred Amount, the entire Deferred Amount credited to such Participant's Account shall (if not sooner payable) be payable to such Participant (or, in the case of death, his Beneficiary) in accordance with the Designated Pay-Out Schedule commencing the January immediately following the Participant's death or other termination of employment; provided, however, that the Committee may, in its sole discretion, accelerate the payment of the entire Deferred Amount in a lump-sum in January of the year immediately following the date of such death or termination of employment.

          5.3 Acceleration of Payments. Notwithstanding any other provision of this Plan to the contrary, the Committee or the Senior Vice President, Human Resources of the Company, with the approval of the Chief Executive Officer of the Company, in their sole discretion, are empowered to accelerate the payment of Deferred Amounts to a Participant or to all Participants, in the event of substantial hardship to a Participant arising out of mental or physical disability of the Participant or an immediate family member, death of an immediate family member or such other cause as the Committee or the Senior Vice President, Human Resource of the Company, with the approval of the Chief Executive Officer of the Company shall in their sole discretion determine to constitute hardship. Neither the Committee nor the Senior Vice President, Human Resources shall have any obligation to make such acceleration for any such reason or any other reason.


                          ARTICLE VI
                        Administration

          6.1 Committee. The Plan shall be administered and interpreted by a committee appointed from time to time by the Board of Directors of the Company (the "Committee") and consisting of three or more Directors. Members of the Committee shall not be eligible to participate in the Plan.
The Committee shall have full authority to construe and interpret the terms and provisions of the Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry the Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board of Directors of the Company, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

          6.2 Liability. No member of the Board of Directors of the Company, no employee of the Company and no member of the Committee (nor the Committee itself) shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.


                          ARTICLE VII
                         Miscellaneous

          7.1 Amendment or Termination. Notwithstanding any other provision of this Plan, the Board of Directors of the Company may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that any such amendment, suspension or termination may not, without the Participant's consent, adversely affect any Deferred Amount credited to him for any calendar year ended prior to the effective date of such amendment, suspension or termination. Notwithstanding the foregoing, upon any termination of this Plan, the Company may in its sole discretion accelerate the payment of all Deferred Amounts credited as of the date of termination of this Plan. The Plan shall remain in effect until terminated pursuant to this Section.

          7.2 Expenses. The Company will bear all expenses incurred in administering this Plan.

          7.3 Withholding. The Company shall have the right to deduct from any payment to be made pursuant to this Plan, or to otherwise require prior to the payment of any amount hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld.

          7.4 No Obligation. Neither this Plan nor any elections hereunder shall create any obligation on the Company to continue any existing Award plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any election made pursuant to this Plan shall give any Participant or other employee any right with respect to continuance of employment by the Company or any subsidiary, nor shall there be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his employment at any time.

          7.5 No Assignment. Except by will or the laws of descent and distribution, no right or interest in any Account or Deferred Amount under this Plan shall be assignable or transferable, and no right or interest of any Participant in any Account hereunder or to any Deferred Amount shall be subject to any lien, obligation or liability of such Participant.

          7.6 Applicable Law. This Plan and the obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required. The Board of Directors of the Company may make such changes in this Plan as may be necessary or desirable, in the opinion of the Board of Directors, to comply with the laws, rules and regulations of any governmental or regulatory authority, or to be eligible for tax benefits under the Internal Revenue Code of 1986, as amended, or any other laws or regulations of any federal, state, local or foreign government.

          7.7 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New York (regardless of the law that might otherwise govern under applicable New
York principles of conflict of laws).

          7.8 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to sections of this Plan are intended solely as a convenience and shall not be used as an aid in construction of any provisions thereof.

          7.9  Name.  This Plan shall be known as "The Reader's
Digest Association, Inc. Deferred Compensation Plan."

          7.10 Effective Date. The Plan, which was originally effective as of March 8, 1985, was amended and restated effective as of July 1, 1989 and as of July 8, 1994.

                           EXHIBIT A



Example of Pay-Out Over Five Years

Balance 01/05/92                        50,000.00
Payment - January, 1992               - 10,000.00
                                        40,000.00

Increments to 01/05/93                  3,600.00
  (assumes 9%)                          43,600.00

Payment - January, 1993                 10,900.00
                                        32,700.00

Increments to 01/05/94                  2,616.00
  (assumes 8%)                          35,316.00

Payment - January, 1994                 11,772.00
                                        23,544.00

Increments to 01/05/95                  2,236.68
  (assumes 9.5%)                        25,780.68

Payment - January, 1995                 12,890.34
                                        12,890.34

Increments to 01/05/96                   1,031.23
  (assumes 8%)                          13,921.57

Payment - January, 1996                 13,921.57

             THE READER'S DIGEST ASSOCIATION, INC.

                  DEFERRED COMPENSATION PLAN

                         ELECTION FORM


     In accordance with The Reader's Digest Association, Inc.

Deferred Compensation Plan (the "Plan") as amended and restated

as of July 1, 1989, the undersigned hereby elects to defer,

pursuant to Article III of the Plan, the following Designated

Percentage of your Management Incentive Compensation Plan Award for the following Designated Deferral Period with the following

Designated Pay-Out Schedule:


DESIGNATED PERCENTAGE (Insert whole number not less than 20 nor more than 100):

                 Percent

DESIGNATED DEFERRAL PERIOD  (Choose One):

   Until January 1 of                  designated year (not
   later than your
            (year)
   attainment of age 50); or

   Until January 1 following the year of your retirement or other termination of employment.

DESIGNATED PAY-OUT SCHEDULE  (Choose One):

   Lump-Sum Pay-Out on January 1 following the above Designated
   Deferral Period; or

   Annual Installment Pay-Out for one to ten years as described in the Plan.


     Such Deferred Compensation shall not be payable until such time as payment is made pursuant to the foregoing elections or otherwise pursuant to the terms of the Plan.

     In the event of the undersigned's death, the undersigned

designates                               as the Beneficiary

under the Plan as defined in Section 2.3 of the Plan.  This

designation applies to all Deferred Amounts held from time to time under the Plan.  All of the undersigned's prior

designations of Beneficiary are hereby revoked.

     The undersigned accepts all of the terms and conditions of the Plan and understands that the Company retains the right to amend and terminate the Plan and that deferred amounts may be payable otherwise than in accordance with the foregoing

election.  All of the terms in this Election Form which are

defined in the Plan are intended to have the same meaning as they have in the Plan and such definitions are hereby

incorporated by reference.



                                             Participant


                                             Date

RECEIVED:


[Authorized Signature]


     Date